REALTOR®

ADDENDUM/AMENDMENT TO

☑ AGREEMENT/CONTRACT TO BUY AND SELL REAL ESTATE [☐ OFFER OR ☐ COUNTEROFFER] OR
☐ RESIDENTIAL RENTAL AGREEMENT OR ☐ OTHER: ____________________
COVERING THE ☑ REAL PROPERTY ☐ PREMISES ☐ BUSINESS ☐ OTHER: ____________________

Further described or commonly known as:

Address 240 Tea Olive Avenue Unit # ______

City Lexington State of South Carolina

Other ____________________ TMS ______

The undersigned Parties hereby agree as follows: Change the buyer's name from Arrived Holdings Inc/Assignees Arrived SC Olive, LLC

EXPIRATION OF OFFER: When signed by a Party and intended as an offer or counter-offer, this document represents an offer to the other Party that may be rescinded any time prior to or expires at _____ ☐ AM ☐ PM on ____________ unless accepted or counter-offered by the other Party in written form Delivered prior to such deadline.

Parties are solely responsible for obtaining legal advice prior to entering into this Contract and counsel as required.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties.

BUYER: [redacted] **Date:** ______ **Time:** ______
BUYER: **Date:** ______ **Time:** ______
______ **Date:** ______ **Time:** ______
______ **Date:** ______ **Time:** ______

SELLER: [redacted] **Date:** 6/25/2021 | 1:33 PM PDT **Time:** ______
SELLER: **Date:** 6/25/2021 | 1:34 PM PDT **Time:** ______
______ **Date:** ______ **Time:** ______
______ **Date:** ______ **Time:** ______

[redacted]